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                                                                 EXHIBIT 99.3(A)

                                                                     SCHEDULE II

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                        ADDITIONS    ADDITIONS
                                           BALANCE AT   CHARGED TO    CHARGED                   BALANCE
                                           BEGINNING    COSTS AND    TO OTHER                   AT END
               DESCRIPTION                 OF PERIOD     EXPENSES    ACCOUNTS      WRITEOFFS   OF PERIOD
               -----------                 ----------   ----------   ---------     ---------   ---------
Allowance for doubtful accounts:
  Year ended December 31, 1996...........   $ 2,000       2,179           156(1)     2,043       2,292
                                            =======       =====       =======        =====      ======
  Year ended December 31, 1995...........   $   835         904         1,644(1)     1,383       2,000
                                            =======       =====       =======        =====      ======
  Year ended December 31, 1994...........   $   734         754            --          653         835
                                            =======       =====       =======        =====      ======
Deferred tax asset valuation allowance:
  Year ended December 31, 1996...........   $    --          --            --           --          --
                                            =======       =====       =======        =====      ======
  Year ended December 31, 1995...........   $14,458          --       (14,458)(1)       --          --
                                            =======       =====       =======        =====      ======
  Year ended December 31, 1994...........   $13,979          --           479           --      14,458
                                            =======       =====       =======        =====      ======

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(1) Additions (deductions) result from the application of purchase accounting relating to the BPI acquisition in 1995 and the Pyramid Acquisition in 1996.